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                                                                Exhibit 99.1(b)2

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
NDCHealth Corporation and Subsidiaries

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(In thousands, except per share data)
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                                                                                       Nine Months Ended
                                                                                ------------------------------
                                                                                 March 1,         February 28,
                                                                                   2002               2001
                                                                                   GAAP            Normalized
                                                                                ----------        ------------
Revenues:
     Information management                                                     $  110,957        $    100,557
     Network services and systems                                                  166,568             151,353
                                                                                ----------        ------------
                                                                                   277,525             251,910
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Operating expenses:
     Cost of service                                                               134,011             125,701
     Sales, general and administrative                                              65,126              56,882
     Depreciation and amortization                                                  18,426              25,313
                                                                                ------------------------------
                                                                                   217,563             207,896
                                                                                ------------------------------

Operating income                                                                    59,962              44,014
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Other income (expense):
     Interest and other income                                                       1,140                 131
     Interest and other expense                                                     (7,156)             (5,690)
     Minority interest in losses                                                     1,680                 724
                                                                                ------------------------------
                                                                                    (4,336)             (4,835)
                                                                                ------------------------------

Income before income taxes and equity in losses of affiliated companies:
     Information management                                                         16,762              13,174
     Network services and systems                                                   38,864              26,005
                                                                                ------------------------------
                                                                                    55,626              39,179
                                                                                ------------------------------

Provision for income taxes                                                          20,025              15,084
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Income before equity in losses of affiliated companies                              35,601              24,095
Equity in losses of affiliated companies                                              (340)                  -
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     Net income                                                                 $   35,261        $     24,095
                                                                                ------------------------------


Basic earnings per share                                                        $     1.04        $       0.73
                                                                                ----------        ------------
                              Shares                                                34,045              32,879

Diluted earnings per share:                                                     $     0.98        $       0.71
                                                                                ----------        ------------
                              Shares                                                39,735              33,936
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                Normalized results for the nine months ended February 28, 2001 exclude revenues and operating expenses related to divested businesses of $5.9 million and $5.6 million, respectively, $2.2 million of restructuring and impairment charges primarily
                related to consolidation of locations and associated staff and expense reductions, and income from discontinued operations of
                $8.3 million.